Exhibit 99.1

Contacts:	Jennifer Hallahan	Olivia Bellingham
	Public Relations	Investor Relations
	(631) 342-4746	(631) 342-4687
	jennifer.hallahan@ca.com	olivia.bellingham@ca.com

CA MAKES NAME CHANGE OFFICIAL

ISLANDIA, N.Y., February 1, 2006 – CA (NYSE:CA) today announced it has legally changed its corporate name to “CA, Inc.”, effective today.  The ticker symbol for the Company’s common stock will remain the same.  The name change aligns the Company’s corporate name with its refined positioning and brand promise to unify and simplify the management of enterprise-wide IT.

Holders of stock certificates and notes bearing the name “Computer Associates International, Inc.” may continue to hold them and will not be required to exchange them for new certificates or notes or take any other action.  The CUSIP number for the Company’s common stock will change to 12673P 10 5.

About CA

CA (NYSE: CA), one of the world’s largest information technology (IT) management software companies, unifies and simplifies the management of enterprise-wide IT. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

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Copyright © 2006 CA. All Rights Reserved. One CA Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies